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                                                                   EXHIBIT 10.84

                               OPERATING AGREEMENT
                                       OF
                            FIRSTMARK SERVICES, LLC

                                    ARTICLE I

                                   DEFINITIONS

         The following terms used in this Operating Agreement (hereinafter referred to as "Operating Agreement"), shall have the following meanings (unless otherwise expressly provide herein);

                  (a) "Articles of Organization" shall mean the Articles of Organization of Firstmark Services, LLC, as filed with the Secretary of State of Colorado as the same may be amended from time to time.

                  (b) "Capital Account" as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted up to the date in question pursuant to Article VIII.

                  (c) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property a Member whenever made. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement.

                  (d) "Capital Interest" shall mean the proportion that a Member's positive Capital Account bears to the aggregate positive Capital Accounts of all Members whose Capital Accounts have positive balances as may be adjusted from time to time.

                  (e) "Code" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superseding federal revenue laws.

                  (f) "Colorado Act" shall mean the Colorado Limited Liability Company Act at Section 7-8-0203 C.R.S., et seq.

                  (g)      "Company" shall refer to Firstmark Services, LLC.

                  (h) "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(e) of the

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                           Treasury Regulations, as well as any addition thereto
                           pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury
                           Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                  (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the
                           Treasury Regulations.

         This definition of Deficient Capital Account is intended to comply with the provision of Treasury Regulations Section 1.704-1(b)(2)(ii)(e) and 1.704-2, and will be interpreted consistently with those provisions.

                  (i) "Distributable Cash" means all cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Company's business; (iii) such Reserves as the Managers deem reasonably necessary to the proper operation of the Company's business.

                  (j) "Economic Interest" shall mean a Member's or Economic Interest Owner's share of one or more of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement and the Colorado Act, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members or Managers.

                  (k) "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.

                  (1) "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

                  (m) "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

                  (n) "Gifting Member" shall mean any Member or Economic Interest Owner who gifts, bequeaths or otherwise Transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of its Membership Interest or Economic Interest.

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                  (o)      "Majority Interest" shall mean one or more Interests
         of Members which taken together exceed 50% of the aggregate of all Capital Interests.

                  (p) "Manager" shall mean one or more managers. Specifically, "Manager" shall mean Todd Eicher, 6420 Southpoint Parkway, Jacksonville, Florida 32216, and Mark Voegele, 3033 South Parker Road, Suite 300, Aurora, Colorado 80014, or any other persons that succeed them in that capacity. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

                  (q) "Member" shall mean each of the parties who executes a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter become Members. To the extent a Manager has purchased Membership Interests in the Company, he will have all the rights of a Member with respect to such Membership Interests, and the term "Member" as used herein shall include a Manager to the extent he has purchased such Membership Interests in the Company. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be.

                  (r) "Membership Interest" shall mean a Member's entire interest in the Company including such Member's Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Colorado Act.

                  (s) "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the accounting principles employed under the cash method of accounting at the close of each fiscal year on the Company's information tax return filed for federal income tax purposes.

                  (t) "Operating Agreement" shall mean this Operating Agreement as originally executed and as amended from time to time.

                  (u) "Persons" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

                  (v) "Reserves" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be

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         maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

                  (w) "Selling Member" shall mean any Member of Economic Interest Owner which sells, assigns, or otherwise transfers for consideration all or any portion of its Membership Interest or Economic Interest.

                  (x) "Transferring Member" shall collectively mean a Selling Member and a Gifting Member.

                  (y) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Articles of Organisation and the corresponding sections of any regulations subsequently issued hat amend or supersede such regulations.

                                   ARTICLE II

                              FORMATION OF COMPANY

         2.01 Formation. On March 2, 2002, Raymond Ciarvela organized a Colorado Limited Liability Company by executing and delivering Articles of Organization to the Colorado Secretary of State in accordance with and pursuant to the Colorado Act.

         2.02     Name. The name of the Company is Firstmark Services, LLC.

         2.03 Principal Place of Business. The principal place of business of the Company within the State of Colorado shall be Aurora, Colorado. The Company may locate its places of business and registered office at any other place or places as the Manager or Managers may from time to time deem advisable.

         2.04 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 3015 South Parker Road, Suite 400, Aurora, Colorado 80014, and the name of its initial registered agent at such address shall be Raymond Ciarvella. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Colorado Secretary of State pursuant to the Colorado Act.

         2.05 Term. The term of the Company shall be perpetual from the date of filing of Articles of Organization with the Secretary of State of the State of Colorado, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Colorado Act.

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                                   ARTICLE III

                              BUSINESS OF COMPANY

         3.01 Permitted Businesses. The business of the Company shall be to service, process, originate and administer student loans and shall include the power to:

                  (a) To accomplish any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

                  (b) To exercise all other powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Colorado Act.

                  (c) To engage in all activities necessary custom, convenient, or incident to any of the foregoing.

                                   ARTICLE IV

                         NAMES AND ADDRESSES OF MEMBERS

         The names and addresses of the Initial Members are as follows

        NAME                                        ADDRESS

NELnet, Inc.                                Attention: Terry Heimes
                                            121 South 13th Street, Suite 301
                                            Lincoln, Nebraska 68508

Firstmark Equity Partners, LLC              Attention: Raymond Ciarvella
                                            3015 South Parker Road, Suite 400
                                            Aurora, Colorado 80014

                                    ARTICLE V

                         RIGHTS AND DUTIES OF MANAGERS

         5.01 Management. The business and affairs of the Company shall be managed by its Managers. The Managers shall direct, manage and control the business of the Company to the best of his ability. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by nonwaivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the

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business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one of the Managers is expressly required pursuant to this Operating Agreement or the Act.

         5.02 Number, Tenure and Qualifications. The Company shall initially have two Managers, one of whom shall be appointed by NELnet, Inc. ("NELnet") and one of whom shall be appointed by Firstmark Equity Partners, LLC ("FEP"). The number of Managers of the Company shall be fixed from time to time by the affirmative vote of Members holding at least two-thirds of all Capital Interests in the Company's capital, but in no instance shall there be less than one Manager. Each Manager shall hold office until the next annual meeting of Members or until his successor shall have been elected and qualified. Successor Managers shall be elected by the affirmative vote of Members who elected the departing Manager. Managers need not be residents of the State of Colorado or Members of the Company.

         5.03     Certain Powers of Managers. Without limiting the generality of
Section 5.01, the Managers shall have power and authority, on behalf of the
Company:

                  (a) To acquire property from any Person as the Managers may determine. The fact that a Manager or a Member is directly or indirectly affiliated or connected with any such Person shall not prohibit the Managers from dealing with that Person;

                  (b) To borrow money for the Company from banks, other lending institutions, the Managers, Members, or affiliates of the Managers or Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted under the Colorado Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers;

                  (c) To purchase liability and other insurance to protect the Company's property and business;

                  (d) To hold and own any Company real and/or personal properties in the name of the Company;

                  (e) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

                  (f) Upon the affirmative vote of the Members holding at least two-thirds of all Capital Interests, to sell or otherwise dispose of all or substantially all

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         of the assets of the company as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound, provided, however, that the affirmative vote of the Members shall not be required with respect to any sale or disposition of the Company's assets in the ordinary course of the Company's business;

                  (g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;

                  (h) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

                  (i) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Managers may approve; and

                  (j) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

                  Unless authorized to do so by this Operating Agreement or by a Manager or Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

         5.04 Liability for Certain Acts. Each Manager shall perform his duties as Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties as Manager shall not have any liability by reason of being or having been a Manager of the Company. The Manager does not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or a Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by the Manager.

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         5.05     Managers Have No Exclusive Duty to Company. The Manager shall not be required to manage the Company as his sole and exclusive function and he (or any Manager) may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived therefrom. The Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

         5.6 Bank Accounts. The Managers may from time to time open bank accounts in the name of the Company, and the Managers shall be the sole signatory thereon, unless the Managers determine otherwise.

         5.07 Indemnity of the Managers, Employees and Other Agents. To the maximum extent permitted under Section 21-2603 of the Colorado Act, the Company shall indemnify the Managers and make advances for expenses to the maximum extent permitted under Section 21-2603 of the Colorado Act. The Company shall indemnify its employees and other agents who are not managers to the fullest extent permitted by law, provided that such indemnification in a given situation is approved by Members owning any Majority Interest.

         5.08 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

         5.09 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the affirmative vote of Members holding a Majority Interest. The removal of a Manager who is also a Member shall not affect the Managers' rights as a Member and shall not constitute a withdrawal of a Member.

         5.10 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the affirmative vote of a majority of the remaining Managers then in office, provided that if there are no remaining managers, the vacancy(ies) shall be filled by the affirmative vote of Members holding a Majority Interest. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the affirmative vote of a majority of the Managers then in office or by an election at an annual meeting or at a special meeting of Members called for that purpose or by the Members' unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and shall qualify or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal.

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         5.11     Salaries. The salaries and other compensation of the Managers shall be fixed from time to time by an affirmative vote of Members holding at least a Majority Interest, and no Manager shall be prevented from receiving such salary by reason of the fact that he is also a Member of the Company.

         5.12 Officers. The Managers may, from time to time, delegate the powers set forth in Section 5.03 hereof to one or more officers including, without limitation, a president or one or more vice presidents or assistant vice presidents. Such delegation of powers may be revoked at any time by any one Manager.

                                   ARTICLE VI

                       RIGHTS AND OBLIGATIONS OF MEMBERS

         6.01 Limitation of Liability. Each Member's liability shall be limited as set forth in this Operating Agreement, the Colorado Act and other applicable law.

         6.02 Company Debt Liability. A Member will not be personally liable for any debts or losses of the Company beyond his respective Capital Contributions and any obligation of the Member under Section 8.01 or 8.02 to make Capital Contributions, except as provided in Section 6.07 herein or as otherwise required by law.

         6.03 List of Members. Upon written request of a Member, the Manager shall provide a list showing the names, addresses and Membership Interests and Economic Interests of all Members.

         6.04 Approval of Sale of All Assets. The Members shall have the right, by the affirmative vote of Members holding at least two-thirds of all Capital Interests, to approve the sale, exchange or other disposition of all, or substantially all, of the Company's assets (other than in the ordinary course of the Company's business) which is to occur as part of a single transaction or plan.

         6.05 Company Books. In accordance with Section 9.09 herein, the Managers shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books, and other relevant Company documents. Upon reasonable request, each Member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting Member's and Economic Interest Owner's expense.

         6.06 Priority and Return of Capital. Except as may be expressly provided in Article IX, no Member or Economic Interest Owner shall have priority over any other Member or Economic Interest Owner, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

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         6.07     Liability Of a Member to the Company.

                  (a) A Member who rightfully receives the return in whole or in part of its contribution is nevertheless liable to the Company only to the extent now or hereafter provided by the Colorado Act.

                  (b)      A Member who receives a distribution made by the
         Company:

                           (i) which is either in violation of this Operating Agreement, or

                           (ii) when the Company's liabilities exceed its assets (after giving effect to the distribution),

is liable to the Company for a period of six (6) years after such distribution for the amount of the distribution.

                                   ARTICLE VII

                              MEETINGS OF MEMBERS

         7.01 Annual Meeting. The annual meeting of the Members shall be held in March or at such other time as shall be determined by resolution of the Members, commencing with the year 2003, for the purpose of the transaction of such business as may come before the meeting.

         7.02 Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Manager or by any Member or Member holding at least 10% of the Capital Interests.

         7.03 Place of Meetings. The Members may designate any place, either within or outside the State of Colorado, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting by otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Colorado.

         7.04 Notice of Meetings. Except as provided in Section 7.05, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than 10 days nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

         7.5 Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

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         7.06     Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         7.07 Quorum. Members holding at least two-thirds of all Capital Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any such meeting, a majority of the Capital Interests so represented may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed, The Members present at a duly organize meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Capital Interests whose absence would cause less than a quorum.

         7.08 Manner of Acting. If a quorum is present, the affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Colorado Act, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent may vote or consent upon any such matter and their Capital Interest, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

         7.09 Proxies. At all meetings of Members a Member may vote in person or by proxy executed in writing by the Member of by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

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         7.11     Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

                                  ARTICLE VIII

               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

         8.01 Members' Capital Contributions. Each Member shall contribute such amount as is set forth in Exhibit A hereto as its share of the Initial Capital Contribution.

         8.02     Additional Contributions. Except as set forth in Section
8.01, no Member shall be required to make any Capital Contributions. To the extent unanimously approved by the Managers, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Managers determine that such additional Capital contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, the Members shall have the opportunity (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their Interests.

         8.03     Capital Accounts.

                  (a) A separate Capital Account will be maintained for each Member. Each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code);
         (3) allocations to such Member of Net Profits and Net Losses; and (4) allocations to such Member of income described in Section 705(a)(1)(B) of the Code. Each Member's Capital Account will be decreased- by (1) the amount of money distributed to such Member by the Company; (2) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the code); (3) allocations to such Member of expenditures described in
         Section 705(a)(2)(B) of the Code; and (4) allocations to the account of such Member of Company loss and deduction as set forth in such Regulations, taking into account adjustments to reflect book value.

                  (b) In the event of a permitted sale or exchange of a Membership Interest or an Economic Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest or Economic Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

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                  (c)      The manner in which Capital Accounts are to be
         maintained pursuant to this Section 8.03 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If in the opinion of the Company's accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.03 should be modified in order to comply with Section 704(b) of the code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.03, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

                  (d) Upon liquidation of the Company (or any Member's Membership Interest or Economic Interest Owner's Economic Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members and Economic Interest Owners, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid within sixty days of the end of the taxable year (or, if later, within 120 days after the date of the liquidation). The Company may offset damages for breach of this Operating Agreement by a Member or Economic Interest Owner whose interest is liquidate (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

                  (e) Except as otherwise required in the Colorado Act (and subject to Section 8.01 and 8.02), no Member of Economic Interest
         Owner shall have any liability to restore all or any portion of a deficit balance in such Member's or Economic Interest Owner's Capital Account.

         8.04     Withdrawal or Reduction of Members' Contributions to Capital.

                  (a) A Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company, except liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay them.

                  (b) A Member, irrespective of the nature of its Capital Contribution, has only the right to demand and receive cash in return for its Capital Contribution.

                                   ARTICLE IX

         ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

         9.01 Allocations of Profits and Losses from Operations. The Net Profits and Net Losses of the Company for each fiscal year will be allocated in proportion to the capital accounts of the Members.

         9.02     Special Allocations to Capital Accounts notwithstanding
Section 9.01 hereof:

                  (a) No allocations of loss, deduction and/or expenditures described in Section 705(a)(2)(B) of the Code shall be charged to the Capital Accounts of any Member if such allocation would cause such Member to have a Deficit Capital Account. The amount of the loss, deduction and/or Code Section 705(a)(2)(B) expenditure which would have caused a Member to have a Deficit Capital Account shall instead by charged to the Capital Account of any Members which would not have a Deficit Capital Account as a result of the allocation, in proportion to their respective Capital Contributions, or, if no such Members exist, then to the Members in accordance with their interests in Company profits pursuant to Section 9.01.

                  (b) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4),(5), or (6) of the Treasury Regulations, which create or increase a Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 9.02(b) be interpreted to comply with the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                  (c) In the event any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that such Member is obligated to restore to the Company under Treasury Regulations Section 1.7041(b)(2)(ii)(c) and such Member's share of minimum gain as defined in Section 1.704-2(g)(1) of the Treasury Regulations, the Capital Account of such Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess as quickly as possible.

                  (d) Notwithstanding any other provision of this Section 9.02, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then, the Capital

         Accounts of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section 9.02(d) is intended to comply with the minimum gain chargeback requirement of Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, if the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Managers may in their discretion (and shall, if requested to do so by a Member) seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulation Section 1.704-2(f)(4).

                  (e) Items of Company loss, deduction and expenditures described in Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocate to the Members' Capital Accounts in accordance with said Section 1.704-2(i) of the Treasury
         Regulations.

                  (f) Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations) such deductions shall be allocated to the Members in accordance with, and as a part of the allocations of Company profit or loss for such period.

                  (g) In accordance with Section 704(c)(1)(A) of the Code and Section 1.704-1(b)(2)(i)(iv) of the Treasury Regulations, if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution.

                  (h) Pursuant to Section 704(c)(1)(B) of the Code, if any contributed property is distributed by the Company other than to the contributing Member within five years of being contributed, then, except as provided in Section 704(c)(2) of the Code, the contributing Member shall be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under Section 704(c)(1)(A) of the Code if the property had been sold at fair market value at the time of the distribution.

                  (i) In the case of any distribution by the Company to a Member or Economic Interest Owner, such Member or Economic Interest Owner shall be treated as recognizing gain in an amount equal to the lesser of:

                           (1) the excess (if any) of (A) the fair market value of the property (other than money) received in the distribution over (B) the adjusted basis of such Member's Membership Interest or Economic Interest Owner's Economic Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution, or

                           (2)      the Net Precontribution Gain (as defined in
                  Section 737(b) of the Code) of the Member or Economic Interest Owner. The Net Precontribution Gain means the net gain (if any) which would have been recognized by the distributee Member or Economic Interest Owner under Section 704(c)(1)(B) of the Code of all property which (1) had been contributed to the Company within five years of the distribution, and (2) is held by the Company immediately before the distribution, had been distributed by the Company to another Member or Economic Interest Owner. If any portion of the property distributed consists of property which had been contributed by the distributee Member or Economic Interest Owner to the Company, then such property shall not be taken into account under this
                  Section 9.02(i) and shall not be taken into accounting determining the amount of the Net Precontribution Gain. If the property distributed consists of an interest in an entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such entity after such interest had been contributed to the Company.

                  (j) In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member or Economic Interest Owner as consideration for an Economic Interest or Membership Interest, or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member or Economic Interest Owner as consideration for an Economic Interest or Membership Interest, the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (including intangible assets) in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).
         If under Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a book value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its book value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares tax items under Section 704(c) of the Code.

                  (k) All recapture of income tax deductions resulting from sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

                  (l) Any credit or charge to the Capital Accounts of the Members pursuant to Sections 9.02 (b), (c) and/or (d), hereof shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 9.01, so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 9.01 and
         9.02 shall to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Member pursuant to the provisions of this Article IX if the special allocations required by Sections 9.02 (b), (c) and or (d), hereof had not occurred.

         9.03 Distributions. Except as provided in Section 8.03(d), all distributions of cash or other property shall be made to the Members and Economic Interest Owners as follows:

                  Except as provided in Section 9.04, all distributions of Distributable Cash and property shall be made at such time as determined by the Managers. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 9.03.

         9.04 Limitation Upon Distributions. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions.

         9.05 Accounting Principles. The profits and losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis using the cash method of accounting. It is intended that the Company will elect those accounting methods which provide the Company with the greatest tax benefits.

         9.06 Interest On and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to return of its Capital Contribution, except as otherwise specifically provided for herein.

         9.07 Loans to Company. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

         9.08 Accounting Period. The Company's accounting period shall be the calendar year.

         9.09 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

                  (a) A current list of the full name and last known business, residence, or mailing address of each Member, Economic Interest Owner and Manager, both past and present;

                  (b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                  (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the four most recent years;

                  (d) Copies of the Company's currently effective written Operating Agreement, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years;

                  (e) Minutes of every annual, special meeting and court-ordered meeting;

                  (f) Any written consents obtained from Members for actions taken by Members without a meeting.

         9.10 Returns and Other Elections. The Manager shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's fiscal year. The Manager shall timely file with the Colorado Department of Revenue the Company's annual Colorado return.

                  All elections permitted to be made by the Company under federal or state laws shall be made by the manager in his sole discretion, provided that the Manager shall make any tax election requested by Member owning a Majority Interest.

                                    ARTICLE X

                                TRANSFERABILITY

         10.01 General. Except as otherwise specifically provide herein neither a Member nor an Economic Interest Owner shall have the right to:

                  (a) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration, (collectively, "sell"),

                  (b) gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy) all or any part of its Membership Interest or Economic Interest.

         10.02    Right of First Refusal.

                  (a) A Selling Member which desires to sell all or any portion of its Membership Interest or Economic Interest in the Company to a third party purchaser, the Selling Member shall obtain from such third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered therefor. The Selling Member shall give written notification to the remaining Members, by certified mail or personal delivery, of its intention to so transfer such interest, furnishing to the remaining Members a copy of the aforesaid written offer to purchase such interest.

                  (b) The remaining Members, and each of them shall, on a basis pro rata to their Capital Interests or on a basis pro rata to the Capital Interests of those remaining Members exercising their right of first refusal, have the right to exercise a right of first refusal to purchase all (but not less than all) of the interest proposed to be sold by the Selling Member upon the same terms and conditions as stated in the aforesaid written offer to purchase by giving written notification to the Selling Member, by certified mail or personal delivery, of their intention to do so within ten (10) days after receiving written notice from the Selling Member. The failure of all the remaining Members (or any one or more of them) to so notify the Selling Member of their desire to exercise this right of first refusal within said ten (10) day period shall result in the termination of the right of first refusal and the Selling Member shall be entitled to consummate the sale of its interest in the Company, or such portion of its interest, if any, with respect to which the right of first refusal has not been exercised, to such third parry purchaser.

                  In the event the remaining Members (or any one or more of the remaining Members) give written notice to the Selling Member of their desire to exercise this right of first refusal and to purchase all of the Selling Member's interest in the

         Company which the Selling Member desires to sell upon the same terms and conditions as are stated in the aforesaid written offer to purchase, the remaining Members shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within ten (10) days after receipt of written notification from the Selling Member of the third party offer to purchase.

                  (c) In the event of either the purchase of the Selling Member's interest in the Company by a third party purchaser or the gift of an interest in the Company (including an Economic Interest), and as a condition to recognizing one or more of the effectiveness and binding nature of any such sale or gift and (subject to Section 10.03, below) substitution of a new Member as against the Company or otherwise, the remaining Members may require the Selling Member or Gifting Member or and the proposed purchaser, donee or successor-in-interest, as the case may be, to execute, acknowledge and deliver to the remaining Members such instruments of transfer, assignment and assumption and such other certificates, representations and documents, and to perform all such other acts which the remaining Members may deem necessary or desirable to:

                           (i) constitute such purchaser, as a Member, donee or successor-in-interest as such;

                           (ii) confirm that the person desiring to acquire an interest or interests in the Company, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of the Operating Agreement, as the same may have been further amended (whether such Person is to be admitted as a new Member or will merely be an Economic Interest Owner);

                           (iii) preserve the company after the completion of such sale, transfer, assignment, or substitution under the laws of each jurisdiction in which the Company qualified, organized or does business;

                           (iv) maintain the status of the Company as partnership for federal tax purposes; and

                           (v) assure compliance with any applicable state and federal laws including securities laws and regulations.

                  (d) Any sale or gift of a Membership Interest or Economic Interest or admission of a Member in compliance with this Article X shall be deemed effective as of the last day of the calendar month in which the remaining Members' consent thereto was given, or, if no such consent was required pursuant to Section 10.02(e), then on such date that the donee or successor interest complies with. The Selling Member agrees, upon request of the remaining Members, to execute such certificates or other documents and perform such other acts as may be reasonably requested by the remaining Members from time to time in connection with such sale, transfer, assignment, or substitution. The Selling Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article X.

                  (e) Subject to Section 10.03(c), a Transferring Member may gift all or any portion of its Membership Interest and Economic Interest without regard to Section 10.02(a) and (b) provided that the donee or other successor-in-interest (collectively, "donee") complies with Section 10.02(c) and further provided that the donee is either the Gifting Member's spouse, former spouse, or lineal descendent (including adopted children). In the event of the gift of all or any portion of a Gifting Member's Membership Interest or Economic Interest to one or more donees who are under 25 years of age, one or more trusts shall be established (or already existing) to hold the gifted interest(s) for the benefit of such donee(s) until all of the donee(s) reach the age of at least 25 years.

                  (f) A Selling Member may also demand that his/its Economic Interest be purchased by the remaining Member(s) upon the giving of 60 days prior written notice to the remaining Member(s). The purchase price for such Selling Member's Economic Interest shall be its adjusted book value as computed in conformity with generally accepted accounting principles. Payment shall be made, in cash, within 60 days of such notice, unless otherwise agreed by the Members.

         10.03    Transferee Not Member in Absence of Unanimous Consent

                  (a) Notwithstanding anything contained herein to the contrary (including, without limitation, Section 10.02 hereof), if all of the remaining Members do not approve by unanimous written consent of the proposed sale or gift of the Transferring Member's Membership Interest or Economic Interest to a transferee or donee which is not a Member immediately prior to the sale or gift, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee or donee shall be merely a Economic Interest Owner. No transfer of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved by unanimous written consent of the Members) shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member(s).

                  (b) Upon and contemporaneously with any sale or gift of a Transferring Member's Economic Interest in the Company which does not at the same time transfer the balance of the rights associated with the Economic Interest transferred by the Transferring Member (including, without limitation, the rights of the Transferring Member to participate in the management of the business and affairs of the Company), the Company shall purchase from the Transferring Member, and the Transferring Member shall sell to the Company for a purchase price of $100.00, all remaining rights and interests retained by the Transferring Member which immediately prior to such sale or gift were associated with the transferred Economic Interest.

                  (c)      The restrictions on transfer contained in this
         Section 10.03 are intended to comply (and shall be interpreted consistently) with the restrictions on transfer set forth in N.R.S.
         Section 21-2621,

         10.04 Buy/Sell Provision. NELnet or FEP (either NELnet or PEP, hereinafter referred to as the "Offerer Member") shall have the right, at any time after good faith efforts have failed to resolve a deadlock of the Managers or Members in a tie vote between NELnet and FEP on a material matter, exercisable by written notice (the "Offer") to the other Members (the "Offeree Members"); to offer to buy the Offeree Members' entire equity interest in the Company at a purchase price and upon the other terms determined by the Offerer Member and specified in the Offer. The Offeree Members must elect by written notice (the "Notice of Election") to the Offerer Member not less than twenty
(20) days after receipt of the Offer, either (i) to sell the Offeree Members' entire equity interest in the Company to the Offerer Member at the purchase price and on the other terms, specified in the Offer, or (ii) to offer to purchase the Offerer Member's entire equity interest in the Company at a purchase price equal to the price set forth in the Offer. Not later than ten
(10) days after the Notice of Election, the parties, as appropriate, shall execute such documents and instruments reasonably required to sell and transfer either the Offerer Member's or the Offeree Members' (as applicable) entire equity interest in the Company at the purchase price and on the other terms as specified in the Offer, and the closing of such sale shall take place as soon as practicable but in any event not more than thirty (30) days following receipt of the Notice of Election. At such closing, the selling party shall sell and transfer its entire equity interest to the appropriate purchasing party free and clear of all liens, claims or encumbrances, other than this Operating Agreement.

                                   ARTICLE XI

                               ADDITIONAL MEMBERS

         From the date of the formation of the Company, any Person or Entity acceptable to the Members by their unanimous vote thereof may become a Member in this Company either by the issuance by the Company of Membership Interests for such consideration as the Members by their unanimous votes shall determine, or as a transferee of a Member's Membership Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager or Manager(s) may, at his or their option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

                                   ARTICLE XII

                           DISSOLUTION AND TERMINATION

         12.01    Dissolution.

                  (a) The Company shall be dissolved upon the occurrence of any of the following events:

                  (i) when the period fixed for the duration of the Company shall expire pursuant to Section 2.05 hereof;

                  (ii)     by the unanimous written agreement of all Members; or

                           (iii) upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued Membership of a Member in the Company (a "Withdrawal Event"), unless the business of the Company is continued by the consent of two-thirds of the capital interests in the Company within 90 days after the Withdrawal Event and there are at least two remaining Members. Each of the Members hereby agrees that within the 60 days after the occurrence of a Withdrawal Event other than the death, retirement, resignation, expulsion or bankruptcy of such Member (and provided that there are then at least two remaining Members of the Company), they will promptly consent, in writing, to continue the business of the Company. Each of the Members further agrees promptly to consent, in writing, to continue the business of the Company upon a sale or gift either of a Member's entire Economic Interest to which all of the remaining Members do not consent within 45 days after the occurrence of such a sale or gift or upon a sale or gift of a Transferring Member's entire Membership Interest. Such consents shall be mailed or hand delivered to the principal place of business of the Company set forth in Section 2.03 hereof (or to such other address designated by the Managers) no later than 50 days after each Withdrawal Event or transfer by Member of its entire Economic Interest or Membership Interest). The sole remedy for breach of a Member's obligation to consent to continue the business of the Company under this Section shall be money damages (and not specific performance).

                  (b) Notwithstanding anything to the contrary in this Operating Agreement, if a Member or Members owning Capital Interest which in the aggregate constitute not less than two-thirds of the Capital Interest vote to dissolve the Company at a meeting of the Company pursuant to
         Article VII, then all of the Members shall agree in writing to dissolve the Company as soon as possible (but in any event not more than 10 days) thereafter.

                  (c) As soon as possible following the occurrence of any of the events specified in this Section 12.01 effecting the dissolution of the Company, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Colorado Secretary of State and file same with the Colorado Secretary of State's office.

                  (d) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling his estate or administering his property.

                  (e) Except as expressly permitted in this Operating Agreement, a Member shall not voluntarily resign or take any other voluntary action which directly causes a Withdrawal Event. Unless otherwise approved by Members owning a Majority Interest, a Member who resigns (a "Resigning Member") or whose Membership Interest is otherwise terminated by virtue of a Withdrawal Event, regardless of whether such Withdrawal Event was the result of a voluntary act by such Member, shall not be entitled to receive any distributions to which such Member would not have been entitled had such Member remained a Member. Except as otherwise expressly provided herein, a Resigning Member shall become an Economic Interest Owner. Damages for breach of this Section 12.01(e) shall be monetary damages only (and not specific performance), and such damages may be offset against distributions by the Company to which the Resigning Member would otherwise be entitled.

         12.02 Effect of Filing of Dissolving Statement. Upon the filing by the Colorado Secretary of State of a statement of intent to dissolve, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of dissolution has been issued by the Secretary of State or until a decree dissolving the Company has been entered court of competent jurisdiction.

         12.03    Winding Up, Liquidation and Distribution of Assets.

                  (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Manager(s) shall immediately proceed to wind up the affairs of the Company.

                  (b) If the Company is dissolved and its affairs are to be wound up, the Manager(s) shall:

                           (i) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Manager(s) may determine to distribute any asset the Members in kind),

                           (ii) Allocate any Profit or loss resulting from such sales to the Members' and Economic Interest Owners' Capital Accounts in accordance with Article IX hereof,

                           (iii) Discharge all liabilities of the Company, including liabilities to Members and Economic Interest Owners who are creditors, to the extent otherwise permitted by law, other than liabilities to Members and Economic Interest Owners for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or liabilities of the Company (for purposes of determining the Capital Accounts of the Members and Economic Interest Owners, the amounts of such Reserves shall be deemed to be an expense of the Company),

                           (iv) Distribute the remaining assets in the following order:

                           (1) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and Economic Interest Owners shall be adjusted pursuant to the provisions of Article IX and Section
                                    8.03 of this Operating Agreement to reflect such deemed sale.

                           (2) The positive balance (if any) of each Member's and Economic Interest Owner's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Manager(s), with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 12.03(b)(1). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury
                                    Regulations.

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

                  (c) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Section 1.704-1 (b)(2)(ii)(g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

                  (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                  (e) The Manager(s) shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         12.04 Articles of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, Articles of Dissolution shall be executed in duplicate and verified by the person signing the articles, which articles shall set forth the information required by the Colorado Act. Duplicate originals of such Articles of Dissolution shall be delivered to the Colorado Secretary of State.

         12.05 Certificate of Dissolution. Upon the issuance of the Certificate of Dissolution, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Colorado Act. The Managers) shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

         12.06 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.01 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given three (3) business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

         13.02 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 9.09. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Members Economic Interest Owners or their duly authorized representatives during reasonable business hours.

         13.03 Application of Colorado Law. This Operating Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Colorado and specifically the Colorado Act.

         13.04 Waiver of Action for Partition. Each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

         13.05 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the Members.

         13.06 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         13.07 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         13.08 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit and scope, extent or intent of this Operating Agreement or any provision hereof.

         13.09 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted violation, from having the effect of an original violation.

         13.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said right and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         13.11 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         13.12 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

         13.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         13.14 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         13.15 Investment Representations. The undersigned Members and Economic Interest Owners, if any, understand (1) that the Membership Interest and Economic Interests evidenced by this Operating Agreement have not been registered under the Securities Act of 1933, the Colorado Securities Act or any other state securities laws (the "Securities Acts") because the Company is issuing these Membership Interests and Economic Interests in reliance upon the exemptions from the registrations requirements of the Securities Acts providing for issuance of securities not involving a public offering, (2) that the Company has relied upon the fact that the Membership Interests and Economic Interests are to be held by each Member for investment, and (3) that exemption from registrations under the Securities Acts would not be available if the Membership Interests and Economic Interests were acquired by a Member with a view to distribution.

                  Accordingly, each Member and Economic Interest Owner hereby confirms to the Company that such Member and Economic Interest Owner is acquiring the Membership Interests and Economic Interests for such own Member's and Economic Interest Owner's account, for investment and not with a view to the resale or distribution thereof. Each Member and Economic Interest Owner agrees not to transfer, sell or offer for sale any portion of the Membership Interests or Economic Interests unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under any applicable state securities laws or unless the holding of Membership Interests or Economic Interests delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such transfer, offer or sale. Each Member and Economic Interest Owner understands that the Company is under no obligation to register the Membership Interests or Economic Interests or to assist such Member or Economic Interest Owner in complying with any exemption from registration under the Acts if such Member or Economic Interest Owner should at a later date, wish to dispose of the Membership Interest or Economic Interest. Furthermore, each Member realizes that the Membership Interests and Economic Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless such Member is not an "affiliate" of the Company and the Membership Interest or Economic Interest has been beneficially owned and fully paid for by such Member or Economic Interest Owner for at least three years.

                  Prior to acquiring the Membership Interests and Economic Interests, each Member and Economic Interest Owner has made and investigation of the Company and its business and have had made available to each such Member and Economic Interest Owner all information with respect thereto which such Member needed to make an informed decision to acquire the Membership Interest or Economic Interest. Each Member and Economic Interest Owner considers himself or itself to be a person possessing experience an sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's or Economic Interest Owner's investment in the Membership Interest or Economic Interest.

         13.16 Effect of Amendment. The members understand and agree that this Operating Agreement supersedes any and all prior Operating Agreements entered into by the members of Firstmark Services, LLC.

                                  ARTICLE XIV

                         FUNDING PAYABLE; REIMBURSEMENT

         For a period of two years from and after the date of this Agreement, NELnet shall advance and fund expenses necessarily and appropriately incurred by the Company of up to a maximum aggregate amount of $2.5 million, within ten
(10) days after written request by the Company for such payment, which notice shall detail the business purpose and need for any such advance. The Company shall repay such advances, together with interest accruing at the variable annual rate of 165 basis points (1.65%) above the thirty day LIBOR rate (the rate of Eurodollar deposits which appears in The Wall Street Journal or on Telerate Page 375 as defined in the International Swaps and Derivatives Associations, Inc. 1991 Interest Rate and Currency Definitions) at the initiation of any such advances and adjusting monthly on the first day of each month until the principal balance is paid in full, which shall be at the termination of NELnet's obligation to so advance. NELnet's commitment to advance shall renew automatically for consecutive one-year periods unless NELnet gives notice of intent to terminate at least ninety (90) days prior to the end of the initial two-year term of this Agreement or at least ninety (90) days prior to the end of any one-year renewal term thereafter, which shall be effective to terminate NELnet's obligation to advance at the end of the then current term. In the event of a breach by the Company hereunder, NELnet may terminate its obligation to advance upon notice to the Company. NELnet's commitment to advance shall terminate at any time that NELnet no longer is a Member of the Company.

                                   CERTIFICATE

The undersigned hereby agree, acknowledge and certify that the foregoing Operating Agreement, consisting of 29 pages, excluding the Table of Contents and attached Exhibits, constitutes the Operating Agreement of Firstmark Services, LLC, adopted by the Members of the Company as of the 31st day of March, 2002.

                                        MEMBERS:

                                        NELNET, INC.

                                    By: /s/ Terry Helms
                                        ------------------------------------
                                    Title: CFO

                                        FIRSTMARK EQUITY PARTNERS, LLC

                                    By: /s/ M. Voegele
                                        ------------------------------------
                                    Title: Manager